SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]

Preliminary Information Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2)

[  ]

Definitive Information Statement

GLOBAL BUSINESS SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

_____________________________________________________________________________________________

(2)

Aggregate number of securities to which transaction applies:

_____________________________________________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule

0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________________________________________________________________________

(4)

Proposed maximum aggregate value of transaction:

_____________________________________________________________________________________________

(5)

Total fee paid:

_____________________________________________________________________________________________

[  ]

Fee paid previously with preliminary materials:

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

[  ]

(1)

Amount Previously Paid:

_____________________________________________________________________________________________

[  ]

(2)

Form, Schedule or Registration Statement No.:

_____________________________________________________________________________________________

[  ]

(3)

Filing Party:

_____________________________________________________________________________________________

[  ]

(4)

Date Filed:

_____________________________________________________________________________________________

#

GLOBAL BUSINESS SERVICES, INC.

213 S. Robertson Blvd.

Beverly Hills, California 90211

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Notice of Action by Written Consent of Holders

of a Majority of the Outstanding Shares of Common Stock

to be effective as approved on March      , 2004

To the Shareholders of Global Business Services, Inc.

Notice is hereby given that the holders of a majority of the outstanding shares of common stock of Global Business Services, Inc. ("GBSS") has approved a 1-for-15 reverse-split of its common stock, such that every current shareholder of GBSS’s common stock shall be issued one share of GBSS's $0.01 par value common voting stock in exchange for every 15 shares of GBSS's $0.01 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share.  The number of authorized shares will be unchanged (50,000,000).  The reverse-split will be effective as of March      , 2004. Each shareholder as of ______, 2004 (the “Record Date”) will also receive one Class A Common Stock Purchase Warrant (“A Warrant”) for each post-reverse split share of common stock held by that shareholder.  Each A Warrant will entitle the holder to purchase one share of GBSS common stock at an exercise price of $1.00 per share and will expire one year from the date of issuance.  Upon the exercise of each A Warrant the exercising shareholder will be issued a Class B Common Stock Purchase Warrant (“B Warrant”).  Each B Warrant will entitle the holder to purchase one share of GBSS common stock at an exercise price of $1.50 per share and will expire one year from the date of issuance.

Prior to the effective date of the reverse-split there will be approximately 38,229,871 shares of GBSS common stock issued and outstanding.  After the 1-for-15 reverse-split has been completed the total number of issued and outstanding shares of GBSS common stock will be approximately 2,548,658.

Only shareholders of record at the close of business on March 12, 2004 shall be given Notice of the Action by Written Consent.  GBSS will not solicit proxies.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

____________________

Stephen M. Thompson, President

#

ITEM 1.   INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Global Business Services, Inc., a Delaware Corporation (“GBSS”), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the outstanding shares of common stock of GBSS providing for approval of a one (1) for fifteen (15) reverse-split of the $0.01 par value common stock of GBSS for all shareholders of record on March ___, 2004 (the “Record Date”), with fractional shares being rounded up to the next whole share, and the creation and distribution of A Warrants and B Warrants. This action is being taken with the expectation that the common stock may be of greater interest to brokers and private institutional investors. It will also provide additional authorized but unissued shares of GBSS's common stock for future use by GBSS's Board of Directors to conduct the affairs of GBSS, and to facilitate the business operations of GBSS. Because each share of common stock will, following the reverse-split, represent a larger percentage of the outstanding shares, it may be expected that the price per share may be higher than before the rverse-split. No assurance can be given as to the effect the reverse split will have on the price of the common stock.

In addition to the corporate purposes discussed above, the reverse-split, by reducing the number of outstanding shares, will increase the number of authorized but unissued common shares which, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of GBSS by causing such authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of GBSS and our shareholders. The increased unissued but authorized shares therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased number of unissued shares may limit the opportunity for GBSS shareholders to dispose of their shares at a higher price which may be available in a takeover attempt or under a merger proposal. The increased unissued shares may have the effect of permitting GBSS's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of GBSS's business. However, the Board of Directors is not aware of any attempt to take control of GBSS and the Board of Directors did not approve the reverse-split in GBSS's common stock with the intent that it be utilized as a type of anti-takeover device.

The Board of Directors and persons owning a majority of the outstanding voting securities of GBSS have unanimously adopted, ratified and approved the proposed reverse-split of GBSS's shares.  No other votes are required or necessary.  See the caption "Vote Required for Approval" below.  The reverse-split will be effected on March          , 2004.  No shareholder is being asked to exchange his certificates at this time.  Each shareholder is, however, entitled to do so by contacting the transfer agent of GBSS.  Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.  Each shareholder requesting a stock certificate will be required to pay the cost requested by the transfer agent.  GBSS's transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, NV  89119.

The relative voting and other rights of holders of the common stock will not be altered by the reverse-split.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the reverse-split, the number of shares of common stock presently outstanding has been consolidated.  No fractional shares will be issued in connection with the reverse-split.  Instead, fractional shares will be rounded up and one whole share will be issued.  It is not anticipated that this will materially affect any shareholder's proportional interest.  It is not anticipated that the reverse-split will result in any material reduction in the number of holders of common stock. The reverse-split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares.

#

The Form 10-KSB for the year ended June 30, 2003 and quarterly reports on Form 10-QSB for the quarters ended September 30, 2003 and December 31, 2003, filed by GBSS with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  GBSS is presently current in the filing of all reports required to be filed by it.  See the caption “Additional Information”, below.

CERTAIN QUESTIONS AND ANSWERS

Q:

What am I being asked to approve?

A:

You are not being asked to approve anything.  This Information Statement is being provided to you only for your information.  The holders of a majority of the outstanding shares of common stock have voted in favor of a 1-for-15 reverse-split of GBSS's common stock and the creation of Class A and Class B Common Stock Purchase Warrants.  The Board of Directors has approved these same actions.

Q:

Will I recognize a gain or a loss in connection with the reverse-split?

A:

No.

Q:

Do I have appraisal rights?

A:

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the reverse-split.

Q:

Why is GBSS filing this Information Statement?

A:

GBSS is filing this Information Statement to inform you that it intends to effect a reverse-split of its common stock which will be effective on March      , 2004 to the shareholders of record on March 12, 2004.

Q:

Why is the 1-for-15 reverse-split being effected?

A:

GBSS is effecting the reverse-split to increase the number of authorized but unissued shares of common stock. Since each share will represent a greater percentage of the outstanding shares, it may be expected that the price per share will increase. However, the total nmarket value for the common stock (price per share times the number of outstanding shares) should not increase or decrease  based upon the reverse-split.  There can be no assurance that prices for the common stock will fully give effect to the reverse-split.  Management believes that a higher per share price will result in GBSS being viewed more favorably in the marketplace than is currently the case.

Q:

How will GBSS treat fractional shares?

A:

All fractional shares resulting from the reverse-split will be rounded up to the next whole share.

Q:

Will the current shares that I hold in my brokerage account be reduced to a smaller or larger number as a result of the reverse-split?

A:

The number of shares you currently hold in your brokerage account will be reduced by the 1-for-15 reverse-split by a factor of 15, with any fraction of a share being rounded up to a whole share.  You can calculate this number by dividing the current number of shares in your brokerage account by 15 and rounding any fraction of a share up to the next whole number.

#

Q:

Will the price of GBSS’s common stock be affected solely by the reverse-split?

A:

Any fluctuation in GBSS’s stock price after giving effect to the reverse-split should be the result of normal market conditions and/or other events not necessarily related to the reverse-split.

Q.

What is the Class A Common Stock Purchase Warrant proposed by the Board of Directors?

A:

For each share of post reverse split common stock held by a shareholder, GBSS will issue one Class A Common Stock Purchase Warrant in the name of that shareholder.  Each of the A Warrants will entitle the shareholder to purchase one share of GBSS common stock (post-reverse split) at an exercise price of $1.00 per share, expiring one year from the date of issuance.  A holder of 10 A Warrants would thus be entitled to exercise a right to purchase 10 post-reverse split shares of GBSS common stock for $10.00.  Additionally, upon exercise of the A Warrant the shareholder would receive one Class B Common Stock Purchase Warrant for each share purchased that would entitle the holder to purchase a share of GBSS common stock at an exercise price of $1.50 per share, expiring one year from the date of issuance.  The shares issuable upon exercise of the warrants will be registered by GBSS under the Securities Act of 1933 unless such issuance is exempt from registration.

Q:

What changes in the number of outstanding shares will take place as a result of the reverse-split?

A:

	March 12, 2004	March ____, 2004 (reflecting the reverse-split	New A Class Warrants To be issued
Number of shares outstanding	38,229,871	2,548,658	2,548,658
Number of shares consenting to the reverse-split

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material anticipated federal income tax consequences of the reverse-split.  This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general.  In addition, this summary does not address any consequences of the reverse-split under any state, local or foreign tax laws.  Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

It is our understanding that the reverse-split will be a "re-capitalization" under applicable federal tax laws and regulations.  As a result of such tax treatment, no gain or loss should be recognized by GBSS or its shareholders as a result of the reverse-split or the exchange of pre-reverse split shares for post-reverse split shares.  A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as  his or her aggregate tax basis in the pre-reverse split shares.  In additional, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

#

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes do not provide for dissenter's rights of appraisal in connection with the reverse-split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on March 12, 2004 as the record date for the determination of shareholders entitled to notice of the action by written consent.

At the record date, GBSS had issued and outstanding 38,229,871 shares of $0.01 par value common stock. On January 19, 2004 the holders of 16,698,911 shares of common stock, representing 57% of the then outstanding shares, consented to the action required to effect the reverse-split of GBSS's outstanding shares.  This consent is sufficient, without any further action, to provide the necessary shareholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

           The  following table sets forth, as of March 12, 2004, the stock ownership of each person known by GBSS to be the beneficial owner of 5% or more of  GBSS’s Common Stock,  the stock ownership of each director individually and of all directors and officers of the Company as a group based upon a total of 38,229,871 outstanding shares of Common  Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OWNERSHIP

Stephen M. Thompson 213 So. Robertson Blvd. Beverly Hills, CA 90211	2,636,068 (1)	6.9%

World Call Funding, Inc. 213 So. Robertson Blvd. Beverly Hills, CA 90211	2,486,068 (1)	6.5%

January Thompson 213 So. Robertson Blvd. Beverly Hills, CA 90211	500,000 (2)	1.3%

Arista Tech Marketing, Inc. 213 So. Robertson Blvd. Beverly Hills, CA 90211	100,000 (3)	0.3%

Michael Handelman 213 So. Robertson Blvd. Beverly Hills, CA 90211	325,000 (4)	0.8%

#

Harvey Judkowitz 10220 S.W. 124th Street Miami, FL 33176	54,500 (5)	(6)

George Marlowe 14000 Palawan Way, Suite E Marina Del Rey, CA 90292	42,000	(6)

Officers and Directors as a group (4 persons)	3,057,568	8.1%

__________________

(1)

Includes:

(a)  2,486,068 shares held by World Call Funding, Inc. of  which  Mr.Thompson is the sole shareholder.

(b)  Warrants to purchase 100,000 shares held by Leland Energy, Inc. of which Mr. Thompson is the sole shareholder, and

(c)  16,667  shares held by each of Jake  Thompson and  Jonathan  Thompson, minor children of  Mr. Thompson, of which shares he disclaims beneficial ownership but has voting control.

(2)

January Thompson is the sole shareholder of Arista Technology Marketing, Inc. She is the adult daughter of Stephen M. Thompson who disclaims beneficial ownership of such shares. Warrants to purchase 500,000 shares.

(3)

Warrants to purchase 100,000 shares held by Arista Technology Marketing, Inc.

(4)

Including 125,000 shares and an option to purchase 200,000 shares

(5)

Including 42,000 shares and an option to purchase 12,500 shares

(6)

Less than 1%

(7)

Calculated in accordance with Item 403 of Regulation S-B.

VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware law provides that any action required to be taken at a special or annual meeting of the shareholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by shareholders owning at least a majority of the voting power. Shareholders of GBSS owning in excess of 50% of GBSS’s issued and outstanding common stock have executed and approved the Shareholders’ Consent authorizing the proposed reverse-split of the common stock (See the heading "Voting Securities and Principal Holders Thereof" above).  No further votes are required or necessary to effect the reverse-split.

#

ITEM 2.    STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 3.   INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse-split or in any action covered by the related resolutions adopted by the Board of Directors which is not shared by all other shareholders.

ADDITIONAL INFORMATION

Additional information concerning GBSS, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated:  March ____, 2004

By Order of the Board of Directors,

/s/ Stephen M. Thompson

Stephen M. Thompson, President

#

#